Exhibit 5.1

11 S. Meridian Street

Indianapolis, IN 46204-3535 U.S.A.

(317) 236-1313

Fax (317) 231-7433

www.btlaw.com

September 17, 2024

Greystone Housing Impact Investors LP
14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

Re: Greystone Housing Impact Investors LP Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Greystone Housing Impact Investors LP, a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering and issuance of up to 10,000,000 Series B Preferred Units representing limited partnership interests in the Partnership (the “Units”) which may be offered from time to time for the purposes as more fully described in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of such documents and records of the Partnership and such statutes, regulations, and other instruments as we deemed necessary or advisable for purposes of the opinions expressed herein, including (i) the Certificate of Limited Partnership of the Partnership, as amended; (ii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated December 5, 2022, as amended (the “Partnership Agreement”); (iii) the Registration Statement; (iv) the Prospectus; (v) certain resolutions adopted by the Board of Managers of Greystone AF Manager LLC (“Greystone”), which is the general partner of the general partner of the Partnership; and (vi) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. As to certain matters of fact material to our opinions, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Partnership and Greystone, and we have not otherwise independently investigated or verified such facts. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), and we express no opinion with respect to any other laws.

In connection with rendering the opinions set forth herein, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the legal capacity of all natural persons; (v) the Registration Statement, and any amendments

Greystone Housing Impact Investors LP

September 17, 2024

thereto (including post-effective amendments), will have become effective and will be effective on the date of issuance of any Units; (vi) if required by applicable law, one or more Prospectus Supplements to the Prospectus contained in the Registration Statement will have been prepared and filed with the Commission; (vii) all Units will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement, the Prospectus, and the applicable Prospectus Supplement, if any; and (viii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, when sold and issued in accordance with the terms of the Partnership Agreement, as described under the heading “Plan of Distribution” in the Registration Statement, and in compliance with the Securities Act and applicable state securities laws, the Units will be duly authorized and validly issued under the DRULPA, and purchasers of the Units will not have any obligation to make payments to the Partnership or its creditors (other than the purchase price for the Units) or contributions to the Partnership or its creditors solely by reason of the purchasers’ ownership of the Units.

We express no opinion herein other than as expressly stated above. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise the Partnership or any other party of any subsequent changes to the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus that is a part of the Registration Statement. However, in giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP